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                                                                           #2595



              GRACE FIRST QUARTER OPERATING EARNINGS PER SHARE RISE 56 PERCENT; NET RISES 22 PERCENT AFTER SPECIAL CHARGE

     BOCA RATON, FLA., April 27, 1995 -- W. R. Grace & Co. (NYSE:GRA) reported net operating earnings of 64 cents per share in the first quarter of 1995, an increase of 56 percent over the 41 cents per share earned in the first quarter of 1994. Net income in the 1995 quarter was $47.5 million or 50 cents per share, compared to $38.2 million or 41 cents per share in the 1994 quarter, a per-share increase of 22 percent. The current quarter includes a $20 million pre-tax charge for contract termination costs, as well as pension, legal and other expenses related to corporate governance activities.

     Sales for the quarter rose 25 percent to $1.35 billion, compared to $1.08 billion in the year earlier period.

     "All of the company's six core businesses and every geographic region contributed to the excellent results in the quarter," said Thomas A. Holmes, acting chief executive officer. "The strong earnings momentum that developed in 1994 is clearly continuing in 1995," he said.

     Pretax earnings from specialty chemicals rose 97 percent to $79 million in the first quarter. All core product lines again contributed solidly to the increase. Packaging earnings rose sharply, reflecting significantly higher volumes in all regions and resulting in market-share improvements, while selective price increases compensated for rising raw material costs. Catalysts and silica products enjoyed an outstanding quarter, with benefits from new fluid cracking catalyst offerings, robust plastics market demand for


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polyolefin catalysts, overall strength in Europe and increased market penetration for FCCs and silicas in the Asia Pacific region. Container, construction and water treatment all registered positive comparisons with the year ago quarter on the strength of volume increases in all regions.

     Pretax earnings from health care rose 23 percent to $54 million. Dialysis services benefited from continued strong performance in the United States and from expansion programs in international markets. The homecare division showed improved results, and the medical products group improved sharply from year ago levels, which were impacted by higher operating costs incurred to improve manufacturing processes.

     Partly offsetting the increases in operating results were higher interest and financing costs caused by higher interest rates in the 1995 quarter.

     Grace is the world's largest specialty chemicals company and holds a leadership position in specialized health care.

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                                W. R. Grace & Co.
                        Consolidated Statement of Income

                             QUARTER ENDED MARCH 31
                          ($ Millions Except Per Share)


                                                         1995            1994
                                                       --------        --------

Sales                                                  $1,345.2        $1,076.8
Other income                                                5.5            32.5
                                                       --------        --------
     Total                                             $1,350.7        $1,109.3
                                                       --------        --------

Cost of goods sold and operating expenses                $797.1          $680.6
Selling, general and administrative expenses              340.4           265.4
Depreciation and amortization                              65.0            59.3
Interest expense and related financing costs               35.9            21.1
Research and development expenses                          36.9            34.0
                                                       --------        --------
     Total                                             $1,275.3        $1,060.4
                                                       --------        --------

Income before income taxes                             $   75.4        $   48.9

Provision for income taxes                                 27.9            10.7
                                                       --------        --------

Net Income                                             $   47.5        $   38.2
                                                       --------        --------
                                                       --------        --------

Earnings Per Share                                     $    .50        $    .41

Average Number of Shares (Millions)                        94.1            93.8



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                                W. R. Grace & Co.
                                Operating Results
                             QUARTER ENDED MARCH 31
                          ($ Millions Except Per Share)


                                                                                                      Percent
                                                                       1995           1994            Change
                                                                    ---------      ---------          -------

SALES
Specialty Chemicals                                                 $   853.4      $   675.4           26.4 %
Health Care                                                             491.8          401.4           22.5
                                                                    ---------      ---------
     Total Sales                                                    $ 1,345.2      $ 1,076.8           24.9
                                                                    ---------      ---------
                                                                    ---------      ---------

OPERATING INCOME
Specialty Chemicals                                                 $    78.9      $    40.1           96.8
Health Care                                                              53.6           43.7           22.7
                                                                    ---------      ---------
     Total Operating Income                                         $   132.5      $    83.8           58.1
                                                                    ---------      ---------

OTHER EXPENSES
Interest/Financing                                                  $   (35.9)     $   (21.1)         (70.1)
Other                                                                    (1.2)          (0.8)         (50.0)
                                                                    ---------      ---------
     Total Other Expenses                                           $   (37.1)     $   (21.9)         (69.4)
                                                                    ---------      ---------

Pretax Operating Earnings                                           $    95.4      $    61.9           54.1

Gain on Sale of Interest in REG                                            --           27.0         (100.0)
Provision for Environmental/Restructuring                                  --          (40.0)         100.0
Provision for Corporate Governance Expenses                             (20.0)            --             ND
                                                                    ---------      ---------

Pretax Income                                                       $    75.4      $    48.9           54.2

Provision for Income Taxes                                               27.9           10.7         (160.7)
                                                                    ---------      ---------

Net Income                                                          $    47.5      $    38.2           24.3 %
                                                                    ---------      ---------
                                                                    ---------      ---------

EARNINGS PER SHARE:
Before Provision for Corporate Governance Expenses                    $    .64       $    .41          56.1 %
Net Income                                                            $    .50       $    .41          22.0 %

Average Number of Shares (Millions)                                      94.1           93.8



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                                W. R. Grace & Co.
                      Specialty Chemicals Supplemental Data
                1995 SALES AND PERCENT CHANGE VERSUS PRIOR PERIOD
                                 (Dollars In Millions)



QUARTER ENDED MARCH 31

                                                                                         Amount of Inc/(Dec) Due to:
                                                      Sales                    ----------------------------------------------------
                                            -----------------------                          Price/
                                            1995 (a)          1994              Vol.           Mix             Exch.         Total
                                            --------         ------            -----         -------           -----         -----

Packaging                                    $390.8          $299.0              24 %            3 %             4 %           31 %
Catalysts/Silicas                             164.9           132.0              15              5               5             25
Construction                                   87.2            70.5              22              -               2             24
Container                                      87.5            69.8              21             (2)              6             25
Water Treatment                                93.1            77.4              17             (1)              4             20
Other                                          29.9            26.7               3              7               2             12
                                             ------          ------
  Total                                      $853.4          $675.4              20 %            2 %             4 %           26 %
                                             ------          ------
                                             ------          ------

(a) Specialty Chemicals reporting calendar was adjusted to a month-end reporting basis in 1995. This resulted in approximately four more selling days in the first quarter of 1995 as compared to the year ago quarter.



                                W. R. Grace & Co.
                                 GEOGRAPHIC DATA
                              (Dollars In Millions)



QUARTER ENDED MARCH 31

                                                                Pretax
                                             Sales         Operating Income
                                      -----------------   ------------------
                                        1995      1994      1995       1994
                                      -------   -------   -------    -------

     North America                    $   877   $   734   $    86    $   66
     Europe                               299       225        25         9
     Latin America                         63        46         4        --
     Asia Pacific                         106        72        17         9
                                      -------   -------   -------    ------
          Total                       $ 1,345   $ 1,077   $   132    $   84
                                      -------   -------   -------    ------
                                      -------   -------   -------    ------



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